UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2011

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2011, the Compensation Committee of the Board of Directors approved aggregate cash bonuses under the 2010 short-term incentive program to  Robert J. Sprowls, President and Chief Executive Officer of American States Water Company and its subsidiaries, Denise L. Kruger, Senior Vice President-Regulated Utilities for Golden State Water Company and Chaparral City Water Company, McClellan Harris III, Senior Vice President and Assistant Secretary of American States Utility Services, Inc., Eva G. Tang, Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary of American States Water Company and Golden State Water Company and Treasurer of American States Water Company, Patrick R. Scanlon, Vice President of Water Operations of Golden State Water Company and Chaparral City Water Company, and James B. Gallagher, Vice President of Management Services of American States Utility Services, Inc., of $170,000, $78,404, $75,647, $68,040, $45,004 and $41,747, respectively.  Of this amount, the compensation committee awarded Mr. Sprowls, Ms. Kruger, Mr. Harris, Ms. Tang, Mr. Scanlon and Mr. Gallagher discretionary cash bonuses of $51,155, $19,866 $19,314, $18,000, $11,403 and $9,277, respectively.  The compensation committee awarded discretionary cash bonuses as a percentage of base salary based on a subjective assessment of the performance of each executive officer in the areas of the Company’s business over which the executive officer had responsibility, and the recommendations of Mr. Sprowls for each of the executive officers, other than Mr. Sprowls.  The compensation committee awarded the remainder of the aggregate cash bonuses as non-equity incentive plan compensation of $118,845, 58,538, 56,333, $50,040, $33,601 and $32,470 to Mr. Sprowls, Ms. Kruger, Mr. Harris, Ms. Tang, Mr. Scanlon and Mr. Gallagher, respectively, based on satisfaction of the objective criteria set forth in the 2010 short-term incentive program.

Total compensation in 2010 for Mr. Sprowls, Ms. Kruger, Mr. Harris, Ms. Tang, and Mr. Scanlon was $1,114,048, $754,975, $885,969, $728,561, and $676,158, respectively.  Total compensation in 2010 includes salary, bonus, non-equity incentive plan compensation, stock and option awards, the change in the value of each executive officer’s pension and supplemental retirement plans, and all other compensation as determined in accordance with the proxy rules adopted by the Securities and Exchange Commission. Total cash compensation in 2010 for Mr. Sprowls, Ms. Kruger, Mr. Harris, Ms. Tang, and Mr. Scanlon was $658,687, $427,216, $413,262, $383,405 and $314,536, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	March 24, 2011	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President, Chief Financial Officer
Corporate Secretary and Treasurer